UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2012

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Sunflower Ave, Second Floor, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (714) 431-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 15, 2012, Pacific Premier Bancorp, Inc., a Delaware corporation (“Pacific Premier”), and its wholly-owned subsidiary, Pacific Premier Bank, a California-chartered bank, entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with First Associations Bank, a Texas-chartered bank (“FAB”), pursuant to which Pacific Premier Bank will acquire FAB.  The proposed acquisition of FAB is referred to in this Current Report on Form 8-K as the “Proposed Transaction.”  A copy of the Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K.  A summary of the material terms of the Merger Agreement follows.

Merger Consideration

The consideration payable to FAB stockholders upon completion of the Proposed Transaction will include both a cash component, which is subject to adjustment as described below, and shares of Pacific Premier common stock (“Pacific Premier Common Stock”).  In connection with the closing of the Proposed Transaction, each issued and outstanding share of FAB common stock (“FAB Common Stock”) will be canceled and converted into the right to receive (1) 0.646 shares of Pacific Premier Common Stock and (2) cash in an amount equal to the sum of (a) $19.00 plus (b) an amount equal to the quotient of (i) the increase or decrease in the sum of (y) the aggregate realized gains (net of any losses) on the sale of any or all of FAB’s mortgage-related securities portfolio and (z) the unrealized gains or losses on such portfolio through the month-end prior to closing of the Proposed Transaction, over the $4.6 million estimated current value of such portfolio, divided by (ii) the number of issued and outstanding shares of FAB Common Stock. The cash portion of the consideration is subject to downward adjustment if FAB’s aggregate transaction-related expenses exceed $3.9 million, with any excess reducing the per share cash consideration by the quotient of (1) the excess amount divided by (2) the total number of shares of issued and outstanding FAB Common Stock.  Cash will be paid in lieu of fractional shares.

FAB Options and Warrants

Each outstanding stock option to acquire shares of FAB Common Stock and each outstanding warrant to purchase shares of FAB Common Stock that is vested and unexercised immediately prior to consummation of the Proposed Transaction will be canceled in exchange for the right to receive a single lump sum cash payment.

Shareholder Agreements

As an inducement for Pacific Premier and Pacific Premier Bank to enter into the Merger Agreement, each director and executive officer of FAB who owns shares of FAB Common Stock, reflecting an aggregate of approximately 36% of the outstanding FAB Common Stock, entered into a Shareholder Agreement with Pacific Premier and FAB pursuant to which they agreed, among other things, to vote all beneficially owned shares of FAB Common Stock in favor of adoption and approval of the Merger Agreement and the Proposed Transaction. In addition, each non-employee and advisory director of FAB agreed to refrain from competing with Pacific Premier and from soliciting customers and employees of FAB for a period of between one and two years depending on the activity.  An aggregate of $1.55 million is being paid as consideration for these non-solicitation and non-competition covenants.  The form of Shareholder Agreement is included as Annex A to the Merger Agreement which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Employment Agreements

In connection with the signing of the Merger Agreement, Pacific Premier Bank entered into employment agreements with each of the key executive officers of FAB, which will become effective upon consummation of the Proposed Transaction.  These agreements provide for “at will” employment for these key executive officers of FAB, as well as other terms and conditions of employment, including compensation, benefits and non-competition and non-solicitations covenants.  An aggregate of $700,000 is being paid as consideration for the non-solicitation and non-competition covenants.

Appointment of Director

Upon consummation of the Proposed Transaction, John Carona, a director of FAB, is expected to be appointed to the Boards of Directors of Pacific Premier and Pacific Premier Bank.

Representations and Warranties

The Merger Agreement contains customary representations and warranties from FAB, which are qualified by the confidential disclosures provided by FAB to Pacific Premier, and customary representations and warranties from Pacific Premier.

Business Pending the Proposed Transaction

FAB is required under the Merger Agreement to conduct its business in the ordinary and usual course consistent with past practice, to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Pacific Premier the goodwill of the customers of FAB and others with whom business relations exist.

Conditions to the Proposed Transaction

The consummation of the Proposed Transaction is subject to a number of conditions, which include: (1) the approval of the Merger Agreement and the Proposed Transaction by FAB’s stockholders; (2) the employment agreements entered into between Pacific Premier Bank and each of the key executive officers of FAB shall not have been terminated and shall remain in full force and effect; (3) FAB’s average total deposits for the period beginning June 1, 2012 through and including the month-end prior to the closing of the Proposed Transaction must not be less than $313.4 million; (4) as of the day of the closing of the Proposed Transaction, FAB’s Tier 1 capital shall not be less than $36.8 million; (5) the Depository Services Agreement, dated October 1, 2011, as amended, between FAB and Associations, Inc. must be amended in the form attached as Annex E to the Merger Agreement to among other things, increase the term of such agreement to five (5) years; (6) the receipt of all necessary authorizations, orders and consents of governmental authorities for the Proposed Transaction, without the imposition of conditions or requirements upon Pacific Premier that would materially reduce the benefits of the Proposed Transaction; (7) the absence of any regulation, judgment, decree, injunction or other order of a governmental authority which  prohibits the consummation of the Proposed Transaction; and (8) the issuance of shares of Pacific Premier Common Stock to FAB’s stockholders that are registered with the Securities and Exchange Commission (“SEC”) and such shares being approved for listing on the Nasdaq Global Market.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  In addition, such representations and warranties (1) will not survive consummation of the Proposed Transaction, unless otherwise specified therein, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as a result of fraud or willful breach of the provisions of the Merger Agreement, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Pacific Premier, Pacific Premier Bank or FAB, their respective affiliates or their respective businesses.

ITEM 8.01.            OTHER EVENTS.

On October 15, 2012, Pacific Premier issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.  In addition, Pacific Premier has prepared an investor presentation regarding the Proposed Transaction, which it expects to use in connection with presentations to analysts and investors.  A copy of the investor presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.  For additional information about the Proposed Transaction, see Item 1.01 of this Current Report on Form 8-K.

Information contained herein, including Exhibits 99.1 and 99.2, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements regarding Pacific Premier, FAB and the Proposed Transaction.  These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Such risks and uncertainties include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the acquisition might not be realized within the expected time frames or at all; governmental approval of the Proposed Transaction may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the Proposed Transaction; conditions to the closing of the Proposed Transaction may not be satisfied; and the FAB stockholders may fail to approve the consummation of the Proposed Transaction. Annualized, pro forma, projected and estimated numbers in this press release are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Pacific Premier and FAB undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Notice to FAB Stockholders

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the Proposed Transaction, a registration statement on Form S-4 will be filed with the SEC by Pacific Premier.  The registration statement will contain a proxy statement/prospectus to be distributed to the stockholders of FAB in connection with their vote on the acquisition.  STOCKHOLDERS OF FAB ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  The final proxy statement/prospectus will be mailed to stockholders of FAB.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov.  In addition, documents filed with the SEC by Pacific Premier will be available free of charge by accessing Pacific Premier’s website at www.ppbi.com or by writing Pacific Premier at 1600 Sunflower Ave., 2nd Floor, Costa Mesa, California 92626, Attention: Investor Relations, or by writing FAB at 12001 N. Central Expressway, Suite 1165, Dallas, Texas 75243, Attention: Corporate Secretary.

The directors, executive officers and certain other members of management and employees of Pacific Premier may be deemed to be participants in the solicitation of proxies in favor of the acquisition from the stockholders of FAB.  Information about the directors and executive officers of Pacific Premier is included in the proxy statement for its 2012 annual meeting of Pacific Premier stockholders, which was filed with the SEC on April 16, 2012.  The directors, executive officers and certain other members of management and employees of FAB may also be deemed to be participants in the solicitation of proxies in favor of the acquisition from the stockholders of FAB.  Information about the directors and executive officers of FAB will be included in the proxy statement/prospectus for the acquisition.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the Proposed Transaction when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number

2.1	Agreement and Plan of Reorganization, dated as of October 15, 2012, among Pacific Premier Bancorp, Inc., Pacific Premier Bank and First Associations Bank.

99.1	Press release, dated October 15, 2012, announcing the execution of the Merger Agreement.

99.2	Investor Presentation, dated October 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	October 15, 2012	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number

2.1	Agreement and Plan of Reorganization, dated as of October 15, 2012, among Pacific Premier Bancorp, Inc., Pacific Premier Bank and First Associations Bank.

99.1	Press release, dated October 15, 2012, announcing the execution of the Merger Agreement.

99.2	Investor Presentation, dated October 15, 2012.